UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 27, 2006
Date of report (Date of earliest event reported)

       TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)



        Virginia
(State or Other Jurisdiction of Incorporation)

        001-01361
(Commission File Number)

        22-1318955
(I.R.S. Employer Identification No.)

 7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)

        773-838-3400
(Registrant's Telephone Number, Including Area Code)

        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [__]  Written communications pursuant to Rule 425 under the Securities Act
              (17 CFR 230.425)

     [__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

     [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

    On April 27, 2006, Tootsie Roll Industries, Inc. issued a press release
(the "release") announcing its results of operations and financial condition for the first quarter ended April 1, 2006. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

    The information in the release and in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

Item 9.01.	Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit 99.1     Press Release of Tootsie Roll Industries, Inc., dated
                 April 27, 2006.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.


April 27, 2006              TOOTSIE ROLL INDUSTRIES, INC.
                            By:  _/s/G. HOWARD EMBER, JR.
                                 G. Howard Ember, Jr.
                                 Vice President/Finance and
                                 Chief Financial Officer



EXHIBIT INDEX

Exhibit No. 	      Description

99.1   Press Release of Tootsie Roll Industries, Inc., dated April 27, 2006.


Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534

Press Release

STOCK TRADED:  NYSE           FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR             Monday, April 27, 2006

CHICAGO, ILLINOIS - April 27, 2006 - Melvin J. Gordon, Chairman, Tootsie Roll Industries, Inc. reported first quarter 2006 sales and earnings. First quarter 2006 sales were $103,822,000 compared to $97,925,000 in first quarter 2005, an increase of $5,897,000 or 6%. First quarter 2006 net earnings were $12,361,000 compared to $12,506,000 in first quarter 2006, and earnings per share were $.23 in both first quarter 2006 and 2005.


Mr. Gordon said, "First quarter 2006 sales reflect increases in substantially all of the Company's core brands due to successful marketing programs. However, this sales improvement did not translate into increased profits due to higher input costs principally relating to major ingredients, energy, fuel and transportation. Although the Company has taken action and implemented programs, including price increases, to recover these cost increases and restore margins, the Company's first quarter 2006 results only partially benefited from these initiatives. First quarter results were aided by decreased interest expense and increased investment income. The Company's per share earnings also benefited from common stock purchases in the open market in 2005 and 2006 and resulting fewer shares outstanding."





               TOOTSIE ROLL INDUSTRIES, INC.
            CONSOLIDATED STATEMENTS OF EARNINGS
  FOR THE 13 WEEKS ENDED APRIL 1, 2006 & APRIL 2, 2005





                                  FIRST QUARTER ENDED

                                 2006              2005

Net Sales                    $103,822,000     $ 97,925,000

Net Earnings                 $ 12,361,000     $ 12,506,000

*Earnings Per Share               $0.23            $0.23


*Average Shares Outstanding    54,697,000       55,303,000



*Based on average shares outstanding adjusted for 3% stock dividends distributed April 13, 2006 and April 14, 2005.